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                                                                   Exhibit 10.11

                                                    July 15, 1997


(Name)
(Address, City, State, Zip)

                   NOTICE OF GRANT OF INCENTIVE STOCK OPTION

Dear (Salutation):

     At the direction of the Board of Directors, you are hereby notified that the Board has granted to you an option, pursuant to the 1997 Incentive Stock Option Plan adopted by the Board of Directors of the Company on April 21, 1997 and ratified and approved by the Stockholders of Petroleum Development Corporation at the Annual meeting on (Date of Annual Meeting).
                                     ------------------------

     The option granted to you is to purchase _________ shares of the common capital stock of Petroleum Development Corporation at the price of $_____per share. The date of the grant of this option is the date of this notice.

     Your stock option is in all respects limited and conditioned as provided in the 1997 Incentive Stock Option Plan, including, but not limited to the following:

          (a) Your option may be exercised on half (1/2) after one (1) year of continued employment and one half (1/2) after two (2) years of continued employment from the date of this notice. All options granted under this notice expire on (date).
                                                   ------

          (b) Your option may be exercised by you, but only by you, at any time during the term referred to in (a) above during your lifetime prior to three months following the termination of your employment;

          (c) In the event of your death while you are an employee, or within three months from the date of termination of your employment, your option may be exercised at any time within one year after your death by your executors or administrators or by any person or persons who shall have acquired the option directly from you by bequest or inheritance, subject to provisions in (a) above.

          (d) Your option is not transferable, otherwise than by will or the laws of descent and distribution.

          (e) The stock when issued pursuant to the within option will be restricted and only transferable in accordance with the rules and regulations then appertaining of the Securities and Exchange Commission and the rules promulgated under the pursuant to the Securities Act of 1933.
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          At the time or times when you wish to exercise this option, in whole or in part, under the terms of the 1997 Incentive Stock Option Plan, please complete the attached "Notice of Exercise of Stock Option" form.



                                    PETROLEUM DEVELOPMENT CORPORATION



ATTEST:


                                    BY:
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